Exhibit 5.3

101 South Queen Street Martinsburg, West Virginia 25401 (304) 263-0836		5th Floor, United Square 501 Avery Street Parkersburg, West Virginia 26101 (304) 485-8500

600 Quarrier Street
7000 Hampton Center	Charleston, West Virginia 25301
Morgantown, West Virginia 26505		480 West Jubal Early Drive
(304) 285-2500		Suite 130 Winchester, Virginia 22601 (540) 723-8877

Post Office Box 1386
333 West Vine Street, Suite 1700	Charleston, West Virginia 25325-1386
Lexington, Kentucky 40507-1639	(304) 347-1100
(859) 252-2202

www.bowlesrice.com

Amy J. Tawney	March 24, 2011	E-Mail Address:
Telephone — (304) 347-1123		atawney@bowlesrice.com
Facsimile — (304) 343-3058
McJunkin Red Man Corporation
2 Houston Center
909 Fannin, Suite 3100
Houston, Texas 77010

Re:	Exchange of 9.50% Senior Secured Notes Due 2016 of McJunkin Red Man Corporation
Ladies and Gentlemen:
     We have acted as special West Virginia counsel to Milton Oil & Gas Company, Ruffner Realty Company and Greenbrier Petroleum Corporation, each a West Virginia corporation (collectively, the “WV Guarantors”), in connection with the offer by McJunkin Red Man Corporation, a Delaware corporation (the “Issuer”) to exchange up to $1,050,000,000 in aggregate principal amount of its 9.50% Senior Secured Notes due December 15, 2016 (the “Exchange Notes”), which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 9.50% Senior Secured Notes due December 15, 2016 that were issued on December 21, 2009 and February 11, 2010, respectively (the “Outstanding Notes”, and together with the Exchange Notes, the “Notes”) pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 24, 2011 (the “Registration Statement”). Pursuant to the Indenture, dated as of December 21, 2009, among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “Indenture”), the Exchange Notes will be unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indenture. All capitalized terms used herein that are defined in, or by reference in, the Indenture have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.
     In arriving at the opinions expressed below, we have examined and relied on the following documents:
     (a) Registration Statement;

March 24, 2011

     (b) The Indenture relating to the Securities dated December 21, 2009, by and among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”);
     (c) The Notation of Guarantee to be executed by each of the WV Guarantors upon consummation of the exchange offer (the “Exchange Note Guarantees”);
     (d) Unanimous Written Consent of Sole Director of Milton Oil & Gas Company dated December 11, 2009;
     (e) Unanimous Written Consent of Sole Director of Ruffner Realty Company, dated December 11, 2009;
     (f) Unanimous Written Consent of Sole Director of Greenbrier Petroleum Corporation, dated December 11, 2009;
     (g) Unanimous Written Consent of Sole Director of Milton Oil & Gas Company dated February 8, 2010;
     (h) Unanimous Written Consent of Sole Director of Ruffner Realty Company, dated February 8, 2010;
     (i) Unanimous Written Consent of Sole Director of Greenbrier Petroleum Corporation, dated February 8, 2010;
     (j) Articles of Incorporation, dated November 13, 1974, as certified by the Office of the Secretary of State of West Virginia on March 18, 2011, and Bylaws for Milton Oil & Gas Company;
     (k) Articles of Incorporation, dated November 13, 1974, as certified by the Office of the Secretary of State of West Virginia on March 18, 2011, and Bylaws for Ruffner Realty Company;
     (l) Articles of Incorporation, dated May 24, 1976, as amended on August 5, 1976, as certified by the Office of the Secretary of State of West Virginia on March 18, 2011, and Bylaws for Greenbrier Petroleum Company; and
     (m) Certificates of Existence for the WV Guarantors issued by the Office of the Secretary of State of West Virginia on March 14, 2011.
     The documents listed in items (a) through (m), inclusive, of the preceding paragraph are hereinafter referred to as the “Transaction Documents.”
     As to questions of fact material to the opinions set forth below, we have also relied on documents, instruments and certificates of public officials, and of the officers and representatives

March 24, 2011

of the Issuer and the WV Guarantors, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have made no independent investigation of the records of the Issuer or the WV Guarantors or any other party to any of the Transaction Documents other than the review of the Organizational Documents and written consents listed above. We have made no independent investigation as to whether the representations and warranties and other statements in the Transaction Documents and in such other documents, instruments and certificates are accurate or complete.
     In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.
     For purposes of this opinion, we have, with your permission, assumed without independent investigation that:
     (i) the documents submitted to us as originals are authentic and the documents submitted to us as copies conform to the original documents;
     (ii) there has been no mutual mistake of fact, misunderstanding, fraud, duress or undue influence; and
     (iii) Each certificate issued by any government official, office or agency is accurate, complete and authentic, and all official public records (including their indexing and filing) are accurate and complete.
     Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:
     1. Each of the WV Guarantors is duly organized and validly existing as a corporation under the laws of the State of West Virginia.
     2. Each of the WV Guarantors has the full corporate power and authority to execute, deliver and perform its obligations under the Exchange Note Guarantees.
     3. The Exchange Note Guarantees have been duly authorized by each of the WV Guarantors.
     Our opinion is further subject to the following qualifications:

March 24, 2011

     A. We express no opinion regarding the laws of any jurisdiction other than the laws of the State of West Virginia. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws as applied by courts in other states) of the State of West Virginia. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.
     B. For purposes of our opinion in paragraph 1, we have relied exclusively upon certificates of existence from the Office of the Secretary of State of West Virginia.
     C. Our opinions as to laws, statutes, rules or regulations are based upon a review of those laws, statutes, rules or regulations which are normally applicable to transactions of the type contemplated by the Transaction Documents. We have not examined and we express no opinion with regard to the applicability of, compliance with, or liability under, any federal, State or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances, asbestos or the like, or subdivision, land development, land use or zoning, or construction, building or occupancy, fire safety or disabilities. We express no opinion as to whether any of the Transaction Documents and the transactions contemplated hereunder are subject to the application of, or whether the parties are in compliance with, Federal or State securities laws or tax laws, or antitrust and unfair competition laws, or patent, trademark or copyright laws, or pension, employee benefit, health, safety or labor laws.
     D. Any provisions of the Transaction Documents providing for the acceleration of any indebtedness and enforcement of collateral security may be limited by statutes or judicial decisions which give the WV Guarantors the right to reinstate any promissory note and deed of trust or mortgage before or after any foreclosure sale by paying all delinquent payments due, and by paying certain other costs and expenses.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. This opinion letter may be relied upon by Fried, Frank, Harris, Shriver & Jacobson LLP, as if it were addressed to it, in rendering its opinions in connection with the registration of the offer and sale of the Exchange Notes and the sale and issuance of the Exchange Notes as described in the Registration Statement.
     The opinions expressed in this letter are limited to the matters set forth in this opinion letter, and no other opinions should be inferred beyond the matters expressly herein stated.
Very truly yours,
/s/ Bowles Rice McDavid Graff & Love LLP
BOWLES RICE MCDAVID GRAFF & LOVE LLP
AJT/jam
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